Exhibit 10.137

12% CONVERTIBLE PROMISSORY NOTE

￥5,000,000.00	China (Jiangsu) Pilot Free Trade Zone

MATURITY DATE OF January 10, 2025 THE “MATURITY DATE”
JANUARY 10, 2022 ‘THE “ISSUANCE DATE”

FOR VALUE RECEIVED, Chengdu Rongjun Enterprise Consulting Co., Ltd., a limited Borrower registered in China, Unified Social Credit Code：91510100091298948U (“Borrower”) hereby promises to pay to Jiangsu Huanya Jieneng New Energy Co., Ltd., a limited Lender registered in China Unified Social Credit Code：91320703MA267AP00F (the “Holder”), the principal amount (the “Principal Amount”) of ￥5,000,000.00 (Five Million Yuan) as evidenced by this Promissory Note (the “Note”), on or before January 10, 2025 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of Twelve Percent (12%) per annum (the “Interest Rate”) commencing on the date hereof (the “Issuance Date”).The Borrower hereby acknowledges receipt of the Principal Amount from Holder.

1. Payments of Principal and Interest.

a. Pre-payment Payment of Principal and Interest. The Borrower may pre-pay principal or interest on this Note at any time prior to the Maturity Date, without penalty.

b. Interest. This Note shall bear interest (“Interest”) at the rate of Twelve Percent (12%) per annum from the Issuance Date until all outstanding interest and principal is paid in full, or otherwise converted in accordance with Section 2 below, and the Holder, may include any accrued but unpaid Interest in the Conversion Amount. Interest shall commence accruing on the Issuance Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall accrue daily. All outstanding interest shall be paid in full beginning January __, 2023 on each yearly anniversary thereafter. Upon an Event of Default, as defined in Section 10 below, the Interest Rate shall increase to Eighteen Percent (18%) per annum for so long as the Event of Default is continuing (“Default Interest”).

c. General Payment Provisions. This Note shall be paid in lawful money of the Peoples Republic of China bycheck or wire transfer to such account as the Holder may from time to time designate by written notice tothe Borrower in accordance with the provisions of this Note. Whenever any amount expressed to be due bythe terms of this Note is due on any day which is not a Business Day (as defined below), the same shallinstead be due on the next succeeding day which is a Business Day and, in the case of any interest paymentdate which is not the date on which this Note is paid in full, the extension of the due date thereof shall not betaken into account for purposes of determining the amount of interest due on such date. For purposes of thisNote, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banksin the Beijing, China are authorized or required by law or executive order to remain closed.

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2. Conversion of Note. This Note shall be convertible directly or indirectly into shares or equity interest of Heze Hongyuan Natural Gas (the “Equity Interests”) equal to 15% of Heze’s outstanding Equity Interest on the date hereof. In the event there are future sales of Equity Interests, the conversion amount shall be adjusted lower on a pro rata basis to all other holders of Equity Interest in Heze. This Note may be converted at any time by the Holder providing written notice to the Borrower.

3. Other Rights of Holder: Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Borrower’s assets to another person or entity or other transaction which is effected in such a way that holders of Equity Interests are entitled to receive (either directly or upon subsequent liquidation) stock, securities, equity interests, cash or other assets with respect to or in exchange for Equity Interests, a written agreement (in form and substance reasonably satisfactory to the Holder) to deliver to Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar inform and substance to this Note reasonably satisfactory to the Holder. Heze shall make appropriate provision (in form and substance reasonably satisfactory to the Holder) to ensure that the Holder will thereafter have the right to acquire and receive, such shares of stock, securities, cash or other assets that would have been Issued or payable in such transaction.

4. Security Interest. The Borrower’s controlling shareholder hereby pleges all of the Borrower’s shares held by it as security for this Note.

5. Voting Rights. The Holder of this Note shall have no voting rights as a note holder.

6. Default and Remedies.

a. Event of Default. For purposes of this Note, an “Event of Default” shall occur upon:

i. the Borrower’s default in the payment of the outstanding principal, Interest or Default Interest of this Note when due, whether at the Maturity Date, acceleration or otherwise, after being given 10 Business Days to cure;

ii. the Borrower’s breach of any material covenants, warranties, or representations made by the Borrower herein or in the Loan Agreement or Security Agreement.

iii. the cessation of operations of the Borrower or Heze or a material subsidiary;

iv. the Borrower or Heze pursuant to or within the meaning of any Bankruptcy Law; (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (d) makes a general assignment for the benefit of its creditors;

v. a court of competent jurisdiction entering an order or decree under any Bankruptcy Law that: (a) is for relief against the Borrower or Heze in an involuntary case; (b) appoints a Custodian of the Borrower or Heze or for all or substantially all of its property; or (c) orders the liquidation of the Borrower or Heze or any subsidiary, and the order or decree remains unstayed and in effect for thirty (30) days;

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b. Remedies. If an Event of Default occurs, the Holder may in its sole discretion determine to request immediate repayment of all or any portion of the Note that remains outstanding; at such time the Borrower will be required to pay the Borrower the Default Amount (defined herein) in cash. For purposes hereof, the “Default Amount” shall mean: the product of (A) the then outstanding principal amount of the Note, plus accrued Interest and Default Interest, divided by (B) the Conversion Price as determined on the Issuance Date. If the Borrower fails to pay the Default Amount within thirty (30) Business Days of written notice that such amount is due and payable, then Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent there are a sufficient number of authorized but unissued shares), to require the Borrower, upon written notice, to issue, in lieu of the Default Amount, the number of Equity Interests of Heze equal to 15% of the Equity Interests in Heze.

7. Amendment of this Note. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder.

8. Payment of Collection, Enforcement and Other Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Note, then the Borrower shall pay to the Holder all reasonable attorneys’fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

9. Waiver of Notice. To the extent permitted by law, the Borrower hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

10. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of People’s Republic of China, without giving effect to provisions thereof regarding conflict of laws. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in People’s Republic of China for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending, through certified mail or overnight courier, a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLYWAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OFANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANYTRANSACTION CONTEMPLATED HEREBY.

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11. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify anymore general provision contained herein. This Note shall be deemed to be jointly drafted by the Borrower and the Holder and shall not be construed against any person as the drafter hereof.

12. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude further exercise

13. Notices. All notices and other communications given or made to the Borrower pursuant hereto shall be in writing(including facsimile or similar electronic transmissions) and shall be deemed effectively given: (i) upon personal delivery, (ii) when sent by electronic mail or facsimile, as deemed received by the close of business on the date sent,(iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent either by email, or fax, or to the email address or facsimile number set forth on the signature page hereto. The physical address, email address, and phone number provided on the signature page hereto shall be considered valid pursuant to the above stipulations; should the Borrower’s contact information change from that listed on the signature page, it is incumbent on the Borrower to inform the Holder.

14. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the rest of the Agreement shall be enforceable in accordance with its terms.

15. Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Borrower from paying all or aportion of the principal, Interest or Default Interest on this Note.

16. Successors and Assigns. This Agreement shall be binding upon all successors and assigns hereto

[Signature Page follows]

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This Note has been duly authorized and validly executed by the authorized officer of the Borrower, on the Issuance Date

CHENGDU RONGJUN ENTERPRISE CONSULTING CO., LTD.

By:
Name:
Title:

Registered Address：No. 1416, 14th Floor, Unit 1, Building 1, No. 99, Section 3, Zhonghe Avenue, High-tech Zone, Chengdu
Email:
Phone

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